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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HEALTHTRONICS SURGICAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    April 16, 2002

Dear Shareholder,

        You are cordially invited to attend the 2002 Annual Meeting of Shareholders of HealthTronics Surgical Services, Inc., which will be held at the Wyndam Garden Hotel, 1775 Parkway Place, N.W., Marietta, Georgia, on Friday, May 17, 2002, at 1:00 p.m. local time. The enclosed meeting notice and proxy statement contain details concerning the business to be discussed at the meeting.

        Please sign, date and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting, even if you cannot attend.

/s/ ARGIL J. WHEELOCK Argil J. Wheelock Chairman and CEO

HEALTHTRONICS SURGICAL SERVICES, INC.

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

Time:	1:00 p.m. (local time) Friday, May 17, 2002
Place:	Wyndam Garden Hotel 1775 Parkway Place, N.W. Marietta, Georgia 30067
Agenda:	Consider and act upon the following:
1.	The election of eight directors. The following individuals are nominated by the Board of Directors to serve until the 2003 Annual Meeting of Shareholders:
James R. Andrews, MD	W. Price Dunaway
Roy S. Brown	Russ Maddox
Jon Burke	Michael D. Martin
Scott A. Cochran	Argil J. Wheelock, MD
2.	The approval of the Company's Stock Option Plan—2002.
3.	The ratification of the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.
4.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.
Record Date:	Holders of common stock of the Company at the close of business on March 29, 2002 are entitled to vote.

        More information about the above can be found in the attached proxy statement. A list of shareholders as of the record date will be available for inspection at the annual meeting.

By Order of the Board of Directors

/s/ ARGIL J. WHEELOCK ARGIL J. WHEELOCK Chairman

Marietta, Georgia
April 16, 2002

        EACH SHAREHOLDER IS ENCOURAGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. A SHAREHOLDER WHO DECIDES TO ATTEND THE MEETING MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

HEALTHTRONICS SURGICAL SERVICES, INC.
1841 West Oak Parkway, Suite A
Marietta, GA 30062

April 16, 2002

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD May 17, 2002

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HealthTronics Surgical Services, Inc. (the "Company") to be voted at the 2002 Annual Meeting of Shareholders of the Company and at any adjournments thereof. The Annual Meeting will be held at the Wyndam Garden Hotel, 1775 Parkway Place, N.W., Marietta, Georgia 30067, on Friday, May 17, 2002, at 1:00 p.m. local time.

        The mailing address of the principal executive offices of the Company is 1841 West Oak Parkway, Suite A, Marietta, Georgia 30062. The approximate date on which this proxy statement and form of proxy are first being sent or given to shareholders is April 16, 2002.

VOTING

        Only owners of record of shares of common stock of the Company ("Company Stock") at the close of business on March 29, 2002, are entitled to notice of and to vote at the 2002 Annual Meeting or any adjournments thereof. Each shareholder of record on the record date is entitled to one vote for each share of Company Stock so owned. On March 29, 2002, there were 11,111,437 shares of Company Stock issued and outstanding. Under the Company's bylaws, the holders of a majority of the issued and outstanding shares of Company Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business. Shareholders may vote in favor of all nominees for election as directors, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to all other proposals, shareholders may vote in favor of or against each proposal or may abstain from voting. Shareholders should specify their choices on the enclosed proxy card.

Recommendations of the Board of Directors

        If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy card will be voted in accordance with the recommendations of the Board of Directors, which are as follows:

          FOR the election of the following eight directors nominated by the Board to serve until the 2003 Annual Meeting of Shareholders:

  James R. Andrews, MD
  Roy S. Brown
  Jon Burke
  Scott A. Cochran
  W. Price Dunaway
  Russ Maddox
  Michael D. Martin
  Argil J. Wheelock, MD

          FOR approval of the Company's Stock Option Plan—2002;

          FOR ratification of Ernst & Young LLP's appointment as independent auditors of the Company for the fiscal year ending December 31, 2002.

        If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment as to what is in the best interest of the Company.

        The eight nominees for directors receiving the highest vote totals will be elected as directors of the Company. Therefore, abstentions and broker nonvotes* will have no effect on the vote for the election of directors.

*
"Broker nonvotes" are limited proxies submitted by brokers who do not have the required voting authority from the beneficial owners.

        With respect to all other proposals, the affirmative vote of the holders of a majority of the Company Stock present, or represented and entitled to vote, at the Annual Meeting, will be required to approve such proposals. Abstentions will be counted as present and entitled to vote, and will have the effect of "No" votes. Broker nonvotes will not be included in vote totals and will have no effect on the outcome of each vote.

        Proxies and votes will be tabulated by the Company's transfer agent.

        All proxies delivered pursuant to this solicitation are revocable at any time prior to voting at the option of the persons executing them either by giving written notice to the Secretary of the Company, by delivering a proxy bearing a later date, or by voting in person at the Annual Meeting. All properly executed proxies delivered and not revoked will be voted at the Annual Meeting in accordance with the directions given.

        All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Such costs include charges by brokers, banks, fiduciaries and custodians for forwarding proxy materials to beneficial owners of Company Stock held in their names. Solicitation may be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

Nominees

        Pursuant to the bylaws of the Company, the Board of Directors has set the number of directors of the Company at eight.

        The Board of Directors has named James R. Andrews, MD, Roy S. Brown, Jon Burke, Scott A. Cochran, W. Price Dunaway, Russ Maddox, Michael D. Martin and Argil J. Wheelock, MD to stand for election as directors at the Annual Meeting. Each of the nominees has consented to serve as a director if elected at the Annual Meeting. Should any one or more of these nominees become unable to serve for any reason, or choose not to serve (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

Recommendation of the Board of Directors

        The Board of Directors of the Company recommends a vote FOR the election of James R. Andrews, MD, Roy S. Brown, Jon Burke, Scott A. Cochran, W. Price Dunaway, Russ Maddox, Michael D. Martin and Argil J. Wheelock, MD as directors to hold office until the 2003 Annual Meeting of Shareholders, and until their respective successors are elected and qualified.

Information Concerning Directors

        Set forth below with respect to the directors and nominees for director of the Company is information regarding their principal occupations (which have continued for at least the past five years unless otherwise noted) and certain other information.

        JAMES R. ANDREWS, MD, age 59—Dr. Andrews has served as a director of HealthTronics Surgical Services since July 2000. Dr. Andrews is one of the founding members of the Alabama Sports Medicine and Orthopaedic Center (ASMOC) and the American Sports Medicine Institute (ASMI), located at HealthSouth Medical Center in Birmingham, Alabama. He serves also as Chairman and Medical Director of ASMI. Dr. Andrews was a member of the Sports Medicine Committee of the United States Olympic Committee during the quadrennials from 1992 to 1996 and from 1996 to 2000. He currently serves on the Medical and Safety Advisory Committee of USA Baseball and is the Medical Director for the Tampa Bay Devil Rays professional baseball team. Dr. Andrews holds positions as senior orthopaedic consultant for the Cincinnati Reds professional baseball team, orthopaedic consultant for the Toronto Blue Jays professional baseball team and team physician for the Birmingham Barons Double A professional baseball team, an affiliate of the Chicago White Sox. He is the Co-Medical Director for Auburn University's Intercollegiate Athletic program. He is also the orthopaedic consultant for the athletic teams of University of Alabama, Troy State University, University of West Alabama, Tuskegee University and Grambling University. Dr. Andrews is Co-Medical Director for the PGA Tour and the Senior PGA Tour and Co-Medical Director of the Ladies Professional Golf Association (LPGA). In addition, Dr. Andrews is National Medical Director for HealthSouth Corporation, a New York Stock Exchange Corporation and the largest rehabilitation company in the US. He is also Medical Director for HealthSouth Sports Medicine Council, devoted to health and fitness for the nation's young athletes. Dr. Andrews serves on the Board of Directors of The Banc Corporation, a holding company for a full service bank.

        ROY S. BROWN, age 54—Mr. Brown has served as HealthTronics Surgical Services' President and COO since June 1, 1996. Mr. Brown previously was the president of ServiceTrends, Inc., a medical equipment service company in Kennesaw, Georgia, from 1995 to 1996. Prior to this he served as: vice president of Sales and Marketing for Intra-Sonix of Burlington, Massachusetts, a medical equipment manufacturing company, from 1994 to 1995; owner of Andex products, an international business consulting firm in Lawrenceville, Georgia, from 1992 through 1994; and executive vice president of Sales and Marketing for Dornier Medical Systems, a manufacturer of medical equipment located in Munich, Germany, from 1984 to 1992.

        JON BURKE, age 55—Mr. Burke has served as a director of HealthTronics Surgical Services since February 1998. He is presently the managing member of Capital Appreciation Management Company, L.L.C., which is the managing general partner of an Atlanta-based merchant banking fund specializing in acquiring controlling interests in companies located in the southeastern United States. Mr. Burke is also a principal with Brown Burke Capital Partners, L.L.C., which provides financial advisory services to middle market companies in connection with mergers and acquisitions and financing. Mr. Burke also serves as a director of The Intercept Group, a data processor for community banks; and Net Zee, an internet banking platform for community banks. From 1973 to 1996, Mr. Burke was employed by the Robinson-Humphrey Company, Inc., most recently serving as a senior vice president and the head of its financial institutions/banking research.

        SCOTT A. COCHRAN, age 40—Mr. Cochran has served as a director of HealthTronics Surgical Services since May 31, 1996. Mr. Cochran is a partner with the law firm of Cochran, Camp and Snipes in Smyrna, Georgia and has held this position since 1988. He received an A.A. degree from Young Harris College, a B.A. from Emory University and a J.D. from Mercer Law School. Mr. Cochran's law firm also serves as outside counsel to the Company.

        W. PRICE DUNAWAY, age 50—Mr. Price Dunaway is Chief Operating Officer of Lexicor Health Services, Inc., a telemedicine information and equipment business. Prior to this, he was cofounder and Chief Executive Officer of Accelerated Pharmaceuticals, a company that performs computer modeling of small molecules based on gene structures, from 1998 to 2001; Chief Financial Officer of Osbon Medical Systems, Inc., a medical device and diagnostic equipment supplier, from 1989 to 1997; and Chief Operating Officer of Lenox Optical, Inc., a chain of one hour superopticals from 1986 to 1989. Mr. Dunaway is currently a member of the Board of Directors of Accelerated Pharmaceuticals, Inc. and serves as lead advisor to Rhodes, Enoch & Taylor, P.C., a law firm, and Johnson, Laschober & Associates, consulting engineers.

        RUSS MADDOX, age 61—Mr. Maddox is a retired healthcare professional, having most recently served as President and Chief Operating Officer of HealthSouth Corporation's Diagnostic Division from 1995 to 1998. Mr. Maddox was Founder and President of Russ Pharmaceuticals, Inc., which was recognized in December 1987, by INC. magazine as one of the 500 fastest growing privately held companies in the United States. Mr. Maddox was named Small Business Person of the Year in 1987 for the city of Birmingham and the State of Alabama. In March 1989, Russ Pharmaceuticals was acquired by Ethyl Corporation of Richmond, Virginia. Mr. Maddox has 30 years of executive level experience in the healthcare industry. From January 1992, until May 1995, he served as Chairman of the Board, President and Chief Executive Officer of Diagnostic Health Corporation, an outpatient diagnostic imaging company. He is very active in business and civic affairs throughout the United States. He currently serves on the University of Alabama at Birmingham's Research Foundation Board, as well as the Board of the American Sports Medicine Institute. He has served on the Board of Directors of MedPartners, Inc., Oclassen Pharmaceuticals, Inc., North Hampton Medical, Bradford Health Service, Scandipharm Pharmaceuticals, Cebert Pharmaceuticals and Imageon Solutions, Inc.

        MICHAEL D. MARTIN, age 41—Mr. Martin is Managing Partner of CannonGate Partners, LLC, a private investment banking and business advisory firm specializing in healthcare and technology companies. From 1989 until 2000, Mr. Martin served in various positions with HEALTHSOUTH Corporation, most recently as Executive Vice President and Chief Financial Officer and Director. From

1983 through 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining HEALTHSOUTH.

        ARGIL J. WHEELOCK, MD, age 54—Dr. Wheelock has served as Chairman and CEO of HealthTronics Surgical Services since July 1, 1996. From 1979 until 1996 Dr. Wheelock was a practicing, board-certified urologist in Chattanooga, Tennessee. While in practice, he was engaged as a consultant by various public companies. Since July 1, 1996 Dr. Wheelock has worked exclusively as chief executive officer of HealthTronics Surgical Services.

Committees and Meetings of the Board of Directors

        The Board of Directors has established two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

        The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the audits, reviews the adequacy and effectiveness of the Company's internal controls, reviews the quality and integrity of the Company's annual and interim external financial reports, reviews the professional services furnished by the independent auditors to the Company and handles any other matters the Board of Directors deems appropriate. The Audit Committee, whose members were Messrs. Burke and Maddox, met three times in 2001.

        The Compensation Committee reviews and approves all salary arrangements for officers of the Company, including annual and long-term incentive awards and other remuneration. It also is responsible for administration of the Company's stock option and restricted stock plans, incentive plans, and certain other compensation plans. Members are Messrs. Burke and Maddox. The Compensation Committee, whose members were Messrs. Burke and Maddox, met three times in 2001.

        In 2001, the Board of Directors held five meetings. Every director attended at least 80 percent of the total of all meetings of the Board and each committee on which such director served, with the exception of Dr. Andrews.

Compensation of Directors

        The Company pays all expenses for Directors to attend board meetings. Directors also receive options at the discretion of the Compensation Committee of the Board of Directors as compensation for their service on the Board of Directors.

Security Ownership of Certain Beneficial Owners, Directors and Officers

        The number of shares of Company Stock owned beneficially by each person who holds greater than 5% of the Company's stock, by each director, each nominee for director, and each other "named executive officer" (see "Executive Compensation—Summary of Cash and Certain Other Compensation" below) and by all directors and named executive officers as a group, as of February 28, 2002, is set forth in the table below. Unless otherwise indicated, all persons shown in the table have sole voting and investment power with regard to the shares shown.

[table on following page]

Name of Owner and Current Address	Amount of Beneficial Ownership	Percentage of class (%)
Argil J. Wheelock, MD 1841 West Oak Parkway, Suite A Marietta, GA 30062	1,565,564 shares	14.09
Roy S. Brown 1841 West Oak Parkway, Suite A Marietta, GA 30062	998,980 shares	8.99
Victoria W. Beck 1841 West Oak Parkway, Suite A Marietta, GA 30062	90,016 shares	0.81
Martin J. McGahan 1841 West Oak Parkway, Suite A Marietta, GA 30062	45,504 shares	0.41
James R. Andrews, MD 1841 West Oak Parkway, Suite A Marietta, GA 30062	24,666 shares	0.22
Jon Burke 1841 West Oak Parkway, Suite A Marietta, GA 30062	95,000 shares	0.86
Scott A. Cochran 1841 West Oak Parkway, Suite A Marietta, GA 30062	164,000 shares	1.48
Price Dunaway 1841 West Oak Parkway, Suite A Marietta, GA 30062	0 shares	0.00
Russ Maddox 1841 West Oak Parkway, Suite A Marietta, GA 30062	156,666 shares	1.41
Michael D. Martin 1841 West Oak Parkway, Suite A Marietta, GA 30062	33,333 shares	0.30
Ty Warlick 512 Knoll Pointe Woodstock, GA 30189	706,754 shares	6.36
All officers and directors as a group—10 persons	3,173,729 shares	28.57

        Dr. Wheelock's beneficial ownership includes presently exercisable options to purchase up to 20,000 shares of Company stock at a purchase price of $8.50 per share, 25,000 shares at $10.50 per share and 84,000 shares at $6.50 per share.

        Mr. Brown's beneficial ownership includes presently exercisable options to purchase up to 15,000 shares of Company stock at a purchase price of $8.50 per share, 25,000 shares at $10.50 per share and 80,000 shares at $6.50 per share.

        Ms. Beck's beneficial ownership includes presently exercisable options to purchase up to 10,000 shares of Company stock at a purchase price of $1.00 per share, 5,000 shares at $3.00 per share, 5,000 shares at $6.00 per share, 12,000 shares at $6.50 per share, 20,000 shares at $6.969 per share, 5,000 shares at $8.50 per share, 6,000 shares at $10.50 per share and 5,000 shares at $12.0625 per share.

        Mr. McGahan's beneficial ownership includes presently exercisable options to purchase up to 30,000 shares of Company stock at a purchase price of $9.00 per share.

        Dr. Andrews's beneficial ownership includes presently exercisable options to purchase up to 8,000 shares of Company stock at a purchase price of $6.50 per share and 16,666 shares at $12.0625 per share.

        Mr. Burke's beneficial ownership includes presently exercisable options to purchase up to 5,000 shares of Company stock at a purchase price of $8.50 per share and 10,000 shares at $6.50 per share.

        Mr. Cochran's beneficial ownership includes presently exercisable options to purchase up to 10,000 shares of Company stock at a purchase price of $6.50 per share.

        Mr. Maddox's beneficial ownership includes presently exercisable options to purchase up to 66,666 shares of Company stock at a purchase price of $6.00 per share, 5,000 shares at $8.50 per share and 10,000 shares at $6.50 per share.

        Mr. Martin's beneficial ownership includes presently exercisable options to purchase up to 16,666 shares of Company stock at a purchase price of $6.969 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2001 except:

        Roy Brown's stock purchase transactions on September 17, 2001 and September 24, 2001, subsequently reported on Form 5.

        Russ Maddox's stock purchase transactions on September 27, 2001, subsequently reported on Form 5.

        Victoria Beck's stock option grant on April 4, 2001, subsequently reported on amended Form 4.

EXECUTIVE COMPENSATION

Executive Officers

        The name and positions of the Company's executive officers are set forth below.

Name	Position Held	Date First Employed
Argil J. Wheelock, MD	Chairman and Chief Executive Officer	July 1, 1996
Roy S. Brown	President and Chief Operating Officer	May 31, 1996
Martin J. McGahan	Chief Financial Officer	June 19, 2001
Victoria W. Beck	Executive Vice President and Vice President of Finance	August 1, 1997

Biographical information

        Please see the biographical information under the "Directors" section for the biographical information of Dr. Wheelock and Mr. Brown.

        VICTORIA BECK, age 46—Ms. Beck served as HealthTronics Surgical Services, Inc.'s Chief Financial Officer from August 1997 until June 2001, when she was promoted to Executive Vice President and Vice President of Finance. Ms. Beck, a certified public accountant, graduated from Georgia State University with a degree in accounting. Before coming to HealthTronics Surgical Services, from mid 1994 until July of 1997, Ms. Beck was the owner of a CPA and consultancy firm that specialized in growth-oriented, emerging companies in the high-tech sector as well as businesses with foreign parent companies. From mid 1987 until mid 1994 she was the controller of Miller/Zell, a privately held Georgia company. From 1982 until mid 1987 Ms. Beck worked for the international accounting firm of Price Waterhouse, where she was an auditor for emerging companies.

        MARTIN MCGAHAN, age 36—Mr. McGahan has served as HealthTronics Surgical Services, Inc.'s Chief Financial Officer since June 2001. He has over ten years experience in financial positions working with health care services, physicians and health insurance reimbursement. Mr. McGahan joined HealthTronics Surgical Services after working for HealthMarket Inc., a privately held health insurance company focusing on improving reimbursement to health care providers as well as increasing patient choice and patient care. Prior to this position he served as Chief Financial Officer and Senior Vice President for Saks Direct, the direct-to-consumer division of Saks Incorporated, the fourth largest retail department store chain in the country. Mr. McGahan has also held the positions of: Executive Director of Alabama Sports Medicine Institute, the world-renowned orthopaedic practice and teaching program in Birmingham, Alabama; Regional Vice President for HealthSouth Corporation; and Assistant Treasurer for Chase Manhattan Bank. Mr. McGahan received an MBA from the University of Virginia and a BA from Villanova University.

Summary of Cash And Certain Other Compensation

        The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the three other executive officers whose compensation exceeded $100,000 for the fiscal year ended December 31, 2001 (hereafter referred to as the named executive officers).

[table on following page]

Summary compensation table

		Annual Compensation			Long-Term Compensation
					Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Argil J. Wheelock, MD Chief Executive Officer	fiscal year ended 12/31/01 fiscal year ended 12/31/00 fiscal year ended 12/31/99	110,315 105,153 102,018	67,809 35,000 0	12,823 10,452 6,389	210,000 25,000 20,000	350,003 0 0
Roy S. Brown President and Chief Operating Officer	fiscal year ended 12/31/01 fiscal year ended 12/31/00 fiscal year ended 12/31/99	110,315 105,153 100,116	174,550 25,000 0	18,065 14,114 14,729	200,000 25,000 15,000	112,501 0 0
Victoria W. Beck Executive Vice President and Vice President of Finance	fiscal year ended 12/31/01 fiscal year ended 12/31/00 fiscal year ended 12/31/99	112,069 97,079 88,644	96,481 20,000 0	11,981 6,439 5,319	50,000 31,000 10,000	50,000 0 0
Martin J. McGahan Chief Financial Officer	fiscal year ended 12/31/01	78,114	100,000	8,221	120,000	100,001

(1)
In addition to their annual remuneration, executive officers who are also employees may be entitled to participate in the Company's 401(k) plan. These amounts are shown in the "Other Annual Compensation" column above. Also shown in the "Other Annual Compensation" column is an auto allowance for Mr. Brown of $6,000 in 2000 and $6,000 in 2001, insurance premiums paid by the Company for Dr. Wheelock of $2,148 in 2000 and $2,323 in 2001, for Mr. Brown, $1,445 in 2000 and $1,565 in 2001, and for Ms. Beck, $614 in 2000 and $1,481 in 2001 and relocation expenses for Mr. McGahan of $8,221 in 2001.

(2)
A total of 94,962 shares of Company common stock were issued under the Company's deferred compensation plan in lieu of a cash bonus.

  Stock Options Granted

        The following table contains information concerning the grant of stock options during 2001 to the named executive officers.

Option/SAR grants in last fiscal year
[individual grants]

Name and Title	Number of Securities Underlying Options/SARs (#)	Percent of Total Options/SARs Granted to Employees and Others	Exercise or Base Price	Expiration Date
Argil J. Wheelock, MD Chief Executive Officer	210,000	23.53%	$6.50	1/12/2011
Roy S. Brown, President and Chief Operating Officer	200,000	22.42%	$6.50	1/12/2011
Victoria W. Beck Executive Vice President and Vice President of Finance	30,000	3.36%	$6.50	1/12/2011
Victoria W. Beck Executive Vice President and Vice President of Finance	20,000	2.24%	$6.969	4/4/2011
Martin J. McGahan Chief Financial Officer	120,000	13.45%	$9.00	6/18/2011

        The following chart details the exercise of any outstanding options and the number and value of unexercised stock options.

Aggregated option/SAR exercises in last fiscal year and FY-end option/SAR values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End Exercisable/ Unexercisable
Argil J. Wheelock, MD Chairman and Chief Executive Officer	0	$0	87,000/168,000	$115,000/$420,000
Roy S. Brown President and Chief Operating Officer	0	$0	80,000/160,000	$107,500/$400,000
Victoria W. Beck Executive Vice President and Vice President of Finance	5,000	$29,845	62,000/44,000	$193,120/$60,000
Martin J. McGahan Chief Financial Officer	0	$0	30,000/90,000	$0/$0

Employment Contracts

        Dr. Wheelock entered into an employment contract with the Company effective January 1, 2002. The terms of the contract include an annual base salary of at least $300,000 and either a corporate automobile or an auto allowance of $600 per month. Dr. Wheelock may also receive annual bonuses and stock options at the discretion of the Compensation Committee. The length of the contract is

3 years and shall automatically renew for 3 years upon each anniversary date of the contract unless written notice of intention to terminate the contract is given at least 60 days prior to the anniversary date. The contract may be terminated by either party for cause or the incapacity of Dr. Wheelock. All unvested options shall vest and become exercisable immediately upon a change of control or termination of the contract, other than for cause or incapacity.

        Mr. Brown entered into an employment contract with the Company effective January 1, 2002. The terms of the contract include an annual base salary of at least $200,000 and either a corporate automobile or an auto allowance of $600 per month. Mr. Brown may also receive annual bonuses and stock options at the discretion of the Compensation Committee. The length of the contract is 3 years and shall automatically renew for 3 years upon each anniversary date of the contract unless written notice of intention to terminate the contract is given at least 60 days prior to the anniversary date. The contract may be terminated by either party for cause or the incapacity of Mr. Brown. All unvested options shall vest and become exercisable immediately upon a change of control or termination of the contract, other than for cause or incapacity.

        Mr. McGahan entered into an employment contract with the Company effective January 1, 2002. The terms of the contract include an annual base salary of at least $200,000. Mr. McGahan also receives a "whole" life insurance policy. If employment is terminated for cause or due to Mr. McGahan's incapacity, any equity in the insurance policy will remain property of the Company. Mr. McGahan may also receive annual bonuses and stock options at the discretion of the Compensation Committee. The length of the contract is 3 years and shall automatically renew for 3 years upon each anniversary date of the contract unless written notice of intention to terminate the contract is given at least 60 days prior to the anniversary date. The contract may be terminated by either party for cause or the incapacity of Mr. McGahan. All unvested options shall vest and become exercisable immediately upon a change of control or termination of the contract, other than for cause or incapacity.

Certain Relationships and Related Transactions

        On September 30, 2001 Dr. Wheelock, the Company's Chairman of the Board and Chief Executive Officer, borrowed $155,000 from the Company at an interest rate of 9.5%. The loan was repaid in two installments of $100,000 on October 10, 2001 and the balance on November 6, 2001.

        In 2001, the Company paid $450,000 to CannonGate Partners, LLC for advisory services regarding the Company's acquisition of Litho Group, Inc. Michael Martin, a director, is the managing partner of CannonGate.

APPROVAL OF THE STOCK OPTION PLAN
(PROPOSAL NO. 2)

THE HEALTHTRONICS SURGICAL SERVICES, INC. STOCK OPTION PLAN—2002

        The Board of Directors has adopted, subject to approval of the Company's shareholders, the HealthTronics Surgical Services, Inc. Stock Option Plan—2002 (the "Option Plan"). The Option Plan will become effective upon the approval by the holders of a majority of the Company Stock present and entitled to vote at the Annual Meeting. The following summary description of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan attached as Appendix A to this Proxy Statement. Options for a total of 500,000 shares of Company Stock will be available to be granted under the Option Plan. If for any reason any option granted under the Option Plan terminates without the issuance of shares, all shares subject to such option shall again be available for issuance under the Option Plan. Options may be granted to any employee (approximately 260 persons), director (8 persons), or other person if the Board of Directors determines that making such grant is in the best interests of the Company.

        The Option Plan will be administered, and all decisions about grants and terms of grant will be made, by the Board of Directors or by a committee or the CEO pursuant to authority delegated by the Board of Directors.

        No options granted under the Option Plan will be transferable other than by will or the laws of descent and distribution. Options granted under the Option Plan will vest upon the occurrence of certain events constituting a change in control of the Company.

        Options may be issued as non-qualified options or incentive stock options for tax purposes. An optionee will not recognize any taxable income at the time of grant of a nonqualified option. Upon exercise of a nonqualified option, the optionee will recognize ordinary income for tax purposes, measured by the excess of the then fair market value of the shares over the exercise price. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. For an incentive stock option, income is not recognized by the optionee and a deduction is not available to the Company until the stock acquired is sold. Income recognized by an optionee will be subject to tax withholding.

        The Company has the right to deduct amounts necessary to satisfy tax withholding obligations from any amounts in any form (including shares) otherwise due to the optionee from the Company.

Recommendation of the Board of Directors

        The Board of Directors of the Company recommends a vote FOR the proposal to adopt the Stock Option Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL NO. 3)

        The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2002, subject to ratification of this appointment by the shareholders of the Company at the Annual Meeting. Ernst & Young LLP is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting, where they will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

        If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

Recommendation of the Board of Directors

        The Board of Directors of the Company recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the company for the 2002 fiscal year.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Director nominations and other proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be made in writing and received by the Company on or before December 17, 2002, to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting. If not received within such time period, director nominations and other shareholder proposals may be submitted to shareholders at the 2003 Annual Meeting (although excluded from the Company's proxy statement and form of proxy relating to that meeting) only if submitted in writing in accordance with the bylaws of the Company and received by the Company not less than 30 days nor more than 60 days prior to the 2003 Annual Meeting. All shareholder proposals should be submitted by certified mail, return receipt requested, to the Chief Financial Officer of the Company, 1841 West Oak Parkway, Suite A, Marietta, GA 30062.

AUDIT COMMITTEE

Identification of Members and Functions of Committee

        The Audit Committee of the Board of Directors is currently composed of two non-employee directors, Russ Maddox and Jon Burke. Messrs. Maddox and Burke are "independent directors" as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

Audit Committee Charter

        The Company's Audit Committee has an Audit Committee Charter, a copy of which was attached as an Appendix to the Company's 2001 Proxy Statement. In accordance with the Company's bylaws, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee met three times in fiscal year 2001.

Auditor Independence

        The Audit Committee received from Ernst & Young LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors' independence, and discussed this information with Ernst & Young. The Audit Committee specifically considered the provision of non-audit services by Ernst & Young and concluded that the nature and scope of such services provided to the Company did not compromise Ernst & Young LLP's independence. The Audit Committee also reviewed and discussed with management and with Ernst & Young LLP the quality and adequacy of the Company's internal controls. The Audit Committee also reviewed with Ernst & Young LLP and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with Ernst & Young LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended.

Review of Audited Financial Statements

        The Audit Committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001 and has discussed the audited financial statements with management and with Ernst & Young LLP. Based on all of the foregoing reviews and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Audit Fees

        The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-QSB for fiscal year 2001 were $184,250.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed for financial information systems design and implementation services rendered by Ernst & Young LLP for fiscal year 2001 were $0.

All Other Fees

        The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the audit and financial information systems design and implementation, for fiscal year 2001, were $416,112.

        The foregoing report is submitted by the Audit Committee, consisting of Russ Maddox and Jon Burke.

        The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the language in any such filing.

OTHER MATTERS

        Management does not know of any matters other than those referred to in the accompanying notice of the Annual Meeting of Shareholders that may properly come before the meeting or any adjournments thereof. As to any other matters that may properly come before the meeting, it is intended that all properly executed proxies delivered pursuant to this solicitation will be voted on any such matters in accordance with the discretion of the persons named on the enclosed proxy.

/s/ ARGIL J. WHEELOCK ARGIL J. WHEELOCK Chairman

Marietta, Georgia
April 16, 2002

        The Company's 2001 Annual Report, which includes audited financial statements, has been mailed to shareholders of the Company. The Annual Report does not form any part of the material for the solicitation of proxies.

Appendix A

HEALTHTRONICS SURGICAL SERVICES, INC.

STOCK OPTION PLAN—2002

HEALTHTRONICS SURGICAL SERVICES, INC. STOCK OPTION PLAN

        1.    Establishment and Purpose of the Plan.    The purpose of this Plan is to provide a flexible means of compensation and motivation for outstanding performance by employees of the Company, directors of the Company, and certain other persons to further the growth and profitability of the Company.

        2.    Definitions.

          Board or Board of Directors.    The Board of Directors of the Company.

          Common Stock.    The common stock of the Company.

          Committee.    A compensation committee comprised of two or more non-employee directors within the meaning of Rule 16b-3 or meeting any other requirements of Rule 16b-3.

          Company.    HealthTronics Surgical Services, Inc., a corporation organized under the laws of the State of Georgia, and any successor or transferee of substantially all of its business or assets.

          Employee.    A full-time key employee of the Company or a Subsidiary, including an officer who is such an employee.

          Fair Market Value.    The fair market value of a share of Common Stock as of such date as determined by the Board of Directors.

          Incentive Stock Option.    Any Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

          Non-Qualified Stock Option.    Any Option not intended to be an Incentive Stock Option.

          Option.    An option to purchase Common Stock granted under the Plan, including both an Incentive Stock Option and a Non-Qualified Stock Option.

          Person.    An individual, a partnership, a corporation, or any other private, governmental or other entity.

          Plan.    The HealthTronics Surgical Services, Inc. Stock Option Plan herein set forth, as the same may from time to time be amended.

          Recipient.    Any person who is granted an Option under this Plan.

          Rule 16b-3.    Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and any successor rule or regulation.

        3.    Eligibility.    A grant under this Plan may be made to any Employee, any director of the Company, or any other person as to whom the Board of Directors determines that making such grant is in the best interests of the Company; provided, however, that no grant may be made to a director or officer of the Company except pursuant to an exemption from Section 16(b) of the Securities Exchange Act of 1934 as provided under Rule 16b-3, if applicable.

        4.    Plan Administration.    This Plan shall be administered by the Board of Directors, or by the Committee, pursuant to authority delegated by the Board of Directors (references to the Board of Directors may include the Committee where appropriate). The Board of Directors or the Committee may delegate to the CEO the authority to grant options to Employees, when such authority would not jeopardize the availability of an exemption pursuant to Rule 16b-3. The Board of Directors shall have full power to interpret and administer this Plan and full authority to act in selecting the grantees and in determining type and amount of grants, the terms and conditions of grants, and the terms of agreements which will be entered into with grantees governing such grants. The Board of Directors shall have the power to make rules and guidelines for carrying out the Plan and to make changes in such rules and guidelines from time to time as it deems proper. Any interpretation by the Board of Directors of the terms and provisions of the Plan and the administration thereof and all action taken by the Board of Directors shall be final and binding.

        5.    Shares Subject to the Plan.    Subject to adjustment as provided in Section 8, the total number of shares of Common Stock available for grant under this Plan shall be up to 500,000 shares of Common Stock of the Company. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares and shares previously issued and re-acquired by the Company. If for any reason an Option terminates without the issuance of any shares, then all shares subject to such Option, to the extent of any such forfeiture, cancellation or termination, shall again be available for issuance under this Plan.

        6.    Types of Grants.    The Board of Directors may make such grants under this Plan as in its discretion it deems advisable to effect the purpose of the Plan, including without limitation, grants of Incentive Stock Options and Non-Qualified Stock Options. Such grants may be issued separately or in combination, or in tandem, and additional grants may be issued in combination, or in tandem, with grants previously issued under this Plan or otherwise. As used in this Plan, references to grants in tandem shall mean grants consisting of more than one type of grant where the exercise of one element of the grant effects the cancellation of one or more other elements of the grant.

        7.    Options.

          (a)  Each Option shall have such terms and conditions as the Board of Directors shall determine. A grantee shall have no rights of a shareholder with respect to any shares of Common Stock subject to an Option unless and until a certificate for such shares shall have been issued.

          (b)  The Option exercise price shall be paid in full at the time of exercise. No common stock shall be issued until full payment has been received. Payment may be made in cash or, with the prior approval of and upon the conditions established by the Board of Directors or the Committee (or the CEO with respect to grants of Options approved by the CEO if no exemption available under Rule 16b-3 would be jeopardized), by other means, including delivery of shares of Common Stock owned by the Recipient.

          (c)  Subject to the terms of an Option and any other provisions of this Plan, each Option shall have a term of ten years.

          (d)  The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including Common Stock subject to an Option) otherwise due to the Recipient the amount of any federal, state or local taxes required by law to be withheld with respect to the Common Stock subject to a grant.

        8.    Adjustments Upon Changes in Capitalization.    In the event of a reorganization, recapitalization, stock split, stock dividend, issuance of securities convertible into Common Stock, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or a sale by the Company of all or substantially all of its assets, or any distribution to shareholders other than a normal cash dividend, or any assumption or conversion of outstanding grants as a result of an acquisition, and except as otherwise provided in an agreement between the Recipient and the Company, the Board of Directors shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments in outstanding grants as it deems appropriate.

        9.    Termination and Amendment.

          (a)  This Plan shall be effective upon its adoption by the Board of Directors, provided that approval by the shareholders of the Company is obtained within the 12 months preceding or following such adoption. It shall remain in full force and effect unless terminated by the Board of Directors, which shall have the power to amend, suspend, terminate or reinstate this Plan at any time, provided that no amendment which increases the number of Shares of Common Stock subject to the Plan, or materially adversely affects the availability of an exemption pursuant to Rule 16b-3, if applicable, with respect to this Plan, shall be made without shareholder approval.

          (b)  Without limiting the generality of the foregoing, the Board of Directors may amend this Plan to remove any requirements if and when they are no longer required under Rule 16b-3, if applicable, and to add requirements necessary to assure its continued compliance with Rule 16b-3.

          (c)  The Board of Directors may amend any outstanding Option to the extent it deems appropriate, provided that the Recipient's consent shall be required in the case of amendments adverse to the Recipient.

        10.    Non-Assignability.    Unless otherwise specified in an agreement between a Recipient and the Company, grants are not transferable other than by will or the laws of descent and distribution. An Option is exercisable during the Recipient's lifetime only by the Recipient or his or her guardian or legal representative.

        11.    Exercise by Estate.    Unless otherwise specified in an agreement between a Recipient and the Company, the estate or other transferee of any Recipient shall have 12 months from the date of such Recipient's death to exercise any Option hereunder.

        12.    No Guarantee of Continued Employment.    Nothing contained in this Plan, or in any Option granted pursuant to the Plan, shall confer upon any Recipient any right with respect to terms, conditions or continuance of employment by the Company.

        13.    Change of Control.

          (a)  Any provision of this Plan to the contrary notwithstanding, in the event of a change in control of the Company, unless (i) otherwise directed by the Board of Directors (excluding any New Directors, as defined below) by resolution adopted prior to such Change in Control or within ten days thereafter or (ii) otherwise provided in the agreement entered into between the Company and a Recipient, all of the grants under this Plan shall become completely vested and immediately exercisable.

          (b)  For purposes of this Section 13, "Change in Control" of the Company shall mean the occurrence of one or more of the following:

              (i)  acquisition in one or more transactions of 25 percent or more of the Common Stock by any Person, or by two or more Persons acting as a group, other than directly from the Company;

            (ii)  acquisition in one or more transactions of at least 15 percent but less than 25 percent of the Common Stock by any Person, or by two or more Persons acting as a group (excluding officers and directors of the Company), and the adoption by the Board of Directors of a resolution declaring that a change in control of the Company has occurred;

            (iii)  a merger, consolidation, reorganization, recapitalization or similar transaction involving the securities of the Company upon the consummation of which more than 50 percent in voting power of the voting securities of the surviving corporation(s) is held by Persons other than former shareholders of the Company; or

            (iv)  25 percent or more of the directors elected by shareholders of the Company to the Board of Directors are persons who were not listed as nominees in the Company's then most recent proxy statement (the "New Directors"), unless a majority of the members of the Board of Directors, excluding the New Directors, vote that no change of control shall have occurred by virtue of the election of the New Directors.

          (c)  If grants shall become exercisable pursuant to this Section 13, the Company shall use its best efforts to assist the grantees in exercise of their grants in such a manner as to avoid liability to the Company for profits under Section 16(b) of the Securities Exchange Act of 1934, as amended, if applicable, as a result of such exercise and related transactions, including (not by way of limitation) explanation of and assistance in meeting the requirements of Paragraph (e) of Rule 16b-3 for exempt dispositions to the Company.

        14.    Governing Law.    This Plan and all determinations made and actions taken pursuant thereto shall be governed by the substantive laws and procedural provisions of the State of Georgia without regard to principles of conflicts of laws.

HEALTHTRONICS SURGICAL SERVICES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2002

          The undersigned, having received the Notice of Annual Meeting and the Proxy Statement dated April 16, 2002, appoints Argil Wheelock and Roy Brown, and each of them proxies, with full power of substitution and revocation to represent the undersigned and to vote all shares of HealthTronics Surgical Services, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2002, at the Wyndam Garden Hotel, 1775 Parkway Place, N.W., Marietta, Georgia, at 1:00 p.m. local time, and any adjournment(s) thereof, as specified in this Proxy:

1.	Election of Directors
		☐ FOR	☐ AGAINST	☐ ABSTAIN
INSTRUCTION:	TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:
	JAMES ANDREWS JON BURKE ROY BROWN SCOTT COCHRAN		W. PRICE DUNAWAY RUSS MADDOX MICHAEL MARTIN ARGIL WHEELOCK
2.	Approve the Company's Stock Option Plan—2002
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Appointment of Ernst & Young LLP as independent auditors
	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Such other matters as may properly come before the meeting. This proxy will be voted as specified above.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

          The Board of Directors recommends affirmative votes for Items 1, 2 and 3, and IF NOT CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

          The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHARHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THEIR CAPACITY IN WHICH THEY SIGN.

Dated:	,	2002

Signature of Shareholder
Signature of Shareholder

PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE—NO POSTAGE REQUIRED.

QuickLinks

HEALTHTRONICS SURGICAL SERVICES, INC. NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
HEALTHTRONICS SURGICAL SERVICES, INC. 1841 West Oak Parkway, Suite A Marietta, GA 30062
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD May 17, 2002
VOTING
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
Summary compensation table
Option/SAR grants in last fiscal year [individual grants]
Aggregated option/SAR exercises in last fiscal year and FY-end option/SAR values
APPROVAL OF THE STOCK OPTION PLAN (PROPOSAL NO. 2)
THE HEALTHTRONICS SURGICAL SERVICES, INC. STOCK OPTION PLAN—2002
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 3)
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
AUDIT COMMITTEE
OTHER MATTERS
Appendix A HEALTHTRONICS SURGICAL SERVICES, INC. STOCK OPTION PLAN—2002
TABLE OF CONTENTS
HEALTHTRONICS SURGICAL SERVICES, INC. STOCK OPTION PLAN